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================================================================================



                                CSX CORPORATION



                                  $490,000,000
                  Zero Coupon Convertible Debentures due 2021



                             UNDERWRITING AGREEMENT



                            Dated: October 24, 2001

================================================================================

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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                                CSX CORPORATION

                                 $490,000,000

                  Zero Coupon Convertible Debentures due 2021

                            UNDERWRITING AGREEMENT

                               October 24, 2001

Credit Suisse First Boston Corporation
As Representative of the Several Underwriters
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

          CSX CORPORATION, a Virginia corporation (the "Company"), proposes to
                                                        -------
issue and sell to the parties named in Schedule II hereto (the "Underwriters"),
                                                                ------------
for whom you are acting as representative (the "Representative") $490,000,000
                                                --------------
aggregate principal amount at maturity of its Zero Coupon Convertible Debentures due 2021 (the "Initial Securities") and to grant to the Underwriters the option
               ------------------
described in Section 2(b) to purchase all or any part of an additional $73,500,000 aggregate principal amount at maturity of the Company's Zero Coupon Convertible Debentures due 2021 to cover over-allotments, if any (the "Option
                                                                       ------
Securities"). The Initial Securities, together with the Option Securities, are
----------
collectively referred to herein as the "Securities". The Securities are to be
                                        ----------
issued under an indenture (the "Indenture") dated as of August 1, 1990 between
                                ---------
the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as
                                                           -------
supplemented and amended by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998 and the Fourth Supplemental Indenture to be dated as of October 30, 2001. The Securities will initially be issued in book-entry form to Cede & Co., as nominee of The Depositary Trust Company ("DTC"), pursuant to a letter of representations, to be dated as of the
          ---
Closing Date (as defined in Section 3(a)) (the "DTC Letter of Representations"),
                                                -----------------------------
among the Company, the Trustee and DTC.

          The Securities will be convertible into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") in accordance with
                                            ------------
the terms of the Securities and the Indenture, as described in the Prospectus (as defined below). Upon the second, fifth, seventh, tenth and fifteenth anniversaries of the initial issuance date of the Securities, each holder of Securities may require the Company to purchase such Securities at a purchase price equal to the accreted value of such Securities, together with accrued and unpaid cash interest, if any, up to but not including the purchase date. On the first three purchase dates (October 30, 2003, October 30, 2006 and October 30,
2008), the Company may elect to pay the purchase price in cash or (subject to certain limitations) shares of Common Stock, or any combination thereof. On the last two purchase dates (October 30, 2011 and October 30, 2016), the Company may pay the purchase price in cash only. If prior to such purchase date the principal amount at maturity of the Securities has been restated following the occurrence of a Tax Event (as defined in the Indenture), such purchase price will be equal to the Restated Principal Amount (as defined in the Indenture) plus accrued and unpaid cash interest, if any, up to but not including the purchase date. Upon each Change in Control (as defined in the Indenture), each holder of Securities may require the Company to purchase for cash such holder's Securities (subject to certain restrictions) at a purchase price equal to the accreted value for such Securities plus accrued and unpaid cash interest, if any, up to but not including the Change of Control Purchase Date (as defined in the Indenture). If prior to such Change of Control Purchase Date the principal amount at maturity of the Securities has been restated following the occurrence of a Tax Event, upon a Change in Control the Company will be required to purchase such Securities at a cash price equal to the Restated Principal Amount plus accrued and unpaid cash interest, if any, up to but not including the Change of Control Purchase Date.

          In connection with the sale of the Securities, the Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-60134)
 ----------
for the registration of debt securities, including the Securities, trust preferred securities (and related guarantee and agreement as to expenses and liabilities), common stock, preferred stock, securities warrants and depositary shares, under the Securities Act of 1933, as amended (the "Securities Act") and
                                                           --------------
the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the "Securities Act
                                                                 --------------
Regulations"). The registration statement as amended as of the date hereof is
-----------
hereinafter referred to as the "Registration Statement"; the prospectus included
                                ----------------------
in the Registration Statement, as supplemented to reflect the terms of the Securities and the terms of the offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". The Prospectus and the Registration Statement
                    ----------
incorporate certain reports of the Company filed pursuant to Section 13 or 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any
                                                            ------------
reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include only amendments or supplements to the Registration Statement or Prospectus, as the case may be, and documents incorporated by reference therein after the date of this Agreement and prior to the termination of the offering of the Securities by the Underwriters. The Company hereby confirms that it has authorized the use of the Prospectus, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Underwriters.

          1.   Representations and Warranties. The Company represents and
               ------------------------------
warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Any reference to persons acting on behalf of the Company does not include any of the Underwriters, with respect to whom the Company makes no representation.

          (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and
                                                       ---
     regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective, did not, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not contain, and as of the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of an Underwriter expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the TIA ("Form T-1").
                                                   --------

          (c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, when read together and with the other information in the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (d) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

          (e) All of the issued and outstanding capital stock of each significant subsidiary, as defined in Rule 405 of Regulation C of the Securities Act, of the Company (each a "Significant Subsidiary") has been
                                             ----------------------
     duly authorized and validly issued, is fully paid and nonassessable, and, except for directors' qualifying shares, if any, is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (f) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon such conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities and the Indenture, will be validly issued and will be fully paid and non-assessable; the shares of Common Stock issuable at the Company's option upon purchase of the Securities at the option of the holder thereof will have been, prior to the issuance thereof, duly authorized by all necessary corporate action, and such shares, if and when issued in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; no holder of such shares of Common Stock will be subject to personal liability by reason of being such a holder and the issuance of such shares upon such conversion or purchases will not be subject to the preemptive or other similar rights of any securityholder of the Company.

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefore as provided in this Agreement, will be the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (i) The Indenture has been duly authorized by the Company, and when duly executed and delivered by the Company and the Trustee, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law).

          (j) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities (other than any stabilization done by the Underwriters, as to which the Company makes no representation).

          (k) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company
                                                          ------------------
     Act"), without taking account of any exemption arising out of the number of
     ---
     holders of the Company's securities.

          (l)  The information, if any, provided by the Company pursuant to
     Section 5(d) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.   Purchase and Sale. (a) Subject to the terms and conditions and in
               -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price set forth in Schedule I hereto, the principal amount at maturity of Initial Securities set forth opposite such Underwriter's name in Schedule II hereto.

          (b) In addition, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, any or all of the Option Securities (in multiples of $1,000 principal amount at maturity) at the price set forth in Schedule I hereto plus accreted value and accrued interest, if any, from the Closing Date to the Date of Delivery. The option hereby granted will expire 13 days after the date hereof and may be exercised at one time in whole or in part only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. Such Option Securities shall be purchased for the account of each Underwriter in the same proportion as the principal amount of Initial Securities set forth opposite such Underwriter's name bears to the total principal amount of Initial Securities (subject to adjustment by the Representative to eliminate fractions). Such time and date of delivery (the "Date of Delivery") shall be determined by the Representative, but shall not be
 ----------------
later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.

          3.  Delivery and Payment.  (a) Delivery of and payment for the Initial
              --------------------
Securities shall be made at the offices of Shearman & Sterling, counsel for the Underwriters, 599 Lexington Avenue, New York, New York 10022 or such other place as the parties hereto shall agree, at 10:00 AM, New York City time, on October 30, 2001, or such later date not later than seven full business days thereafter as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative
-------------
for the respective accounts of the Underwriters against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer of Federal funds or other immediately available funds or in such other manner of payment as may be agreed by the Company and the Representative.

          (b) In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on the Date of Delivery as specified in the notice from the Representative to the Company.

          (c) Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof), registered in the name of Cede & Co. pursuant to the DTC

     Letter of Representations and made available for examination by the Representative in the City of New York not later than 1:00 PM on the last business day prior to the Closing Date or the Date of Delivery, as the case may be.

          4.   Offering of Securities. Each Underwriter, severally and not
               ----------------------
jointly, represents and warrants to and agrees with the Company that it shall deliver to each purchaser of Securities therefrom, in connection with its original distribution of the Securities, a copy of the Prospectus, as amended and supplemented at the date of such purchase (in accordance with the Securities Act and Securities Act Regulations).

          5.   Agreements. The Company agrees with each Underwriter that:
               ----------

          (a) The Company will furnish to each Underwriter and to counsel for the Underwriters, without charge, during the period referred to in paragraph (c) below, as many copies of the Prospectus and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (b) The Company will not amend or supplement the Prospectus (other than by filing documents under the Exchange Act which are incorporated by reference therein), without having previously advised and furnished to the Representative a copy of such amendment or supplement to which the Representative, on advice from counsel, has not reasonably objected; provided, however, that, prior to the completion of the distribution of the
     --------  -------
     Initial Securities by the Underwriters (as determined by the Representative), the Company will not file any document under the Exchange Act which is incorporated by reference in the Prospectus unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act which is incorporated by reference in the Prospectus shall have been filed with the Commission.

          (c) If at any time prior to the earlier of (i) completion of the sale of the Securities by the Underwriters (as determined by the Representative) or (ii) six months from the date hereof, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Prospectus (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company will promptly notify the Representative of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Representative pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance and, if such an amendment or supplement is required to be filed under the Exchange Act and is to be incorporated by reference in the Prospectus, will file such amendment or supplement with the Commission. The Representative will promptly advise the Company, in writing, of the completion of the initial distribution of the Securities.

          (d) The Company will, during the period when the Prospectus is required to be delivered under the Securities Act and during which the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, timely file all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any other reports, statements, documents, registrations, filings or submissions required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (e) The Company will use its best efforts, in cooperation with the Representative, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to
                 --------  -------
     file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (f) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, except

          .    issuances of Securities pursuant to this offering,

          . issuances of shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof,

          . grants of employee stock options pursuant to the terms of a plan in effect on the date hereof or the filing of a registration statement on Form S-8 relating to any such plan,

          . issuances of shares of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof,

          . issuances of shares of Common Stock pursuant to any employee or director compensation, incentive or benefit plan or arrangement in effect on the date hereof or the filing of a registration statement on Form S-8 relating to any such plan or arrangement,

          . the filing of a shelf registration statement on Form S-3 relating to the sale of any securities of the Company on a delayed or continuous basis pursuant to Rule 415 under the Securities Act,

          . issuances of Common Stock pursuant to the CSXDirectInvest(SM) plan and

          . issuances of securities as consideration pursuant to acquisitions.

          (g) The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon conversion of the Securities.

          (h) The Company will use its reasonable best efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the New York Stock Exchange.

          (i) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

          (j) The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          6.   Conditions to the Obligations of the Underwriters. The
               -------------------------------------------------
obligations of the Underwriters to purchase the Initial Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date
                                          --------------
and to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Underwriters the opinion of the Senior Vice President - Law, a General Counsel or an Assistant General Counsel of the Company, dated the Closing Date, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

               (ii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors' qualifying shares, if any, is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

               (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except for a filing of a prospectus under Rule 424(b) of the Securities Act and such as may be required under state securities laws;

               (iv) The execution, delivery and performance of this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties or, to the best of such counsel's knowledge, any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the charter or by-laws of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement; and

               (v) Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

          In addition, such counsel shall state that he or she has participated in conferences with officers and other representatives of the Company, representatives of Ernst & Young LLP, independent auditors for the Company, the Representative and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, no facts have come to the attention of such counsel which would lead such counsel to believe (A) that the Registration Statement (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, and Form T-1, in each case as to which no opinion need be given), at the time the Registration Statement became effective, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements therein not misleading or (B) that the Prospectus, as amended or supplemented as of the date hereof or as of the Closing Date (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, in each case as to which no opinion need be given), includes or will include any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as otherwise set forth herein, all references in this Section 6(a) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (b) The Company shall have furnished to the Underwriters the opinion of McGuireWoods LLP, counsel for the Company, dated the Closing Date, to the effect that:

               (i) The Indenture has been duly authorized, executed and delivered by the Company; the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law); the Securities have been duly authorized, executed, issued and delivered by the Company; the Securities, when authenticated in the manner provided in the Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law) (in rendering such opinions, such counsel may assume that the Indenture has been duly authorized, executed and delivered, and the Securities have been duly authenticated, by the Trustee); and the Securities conform to the description thereof contained in the Prospectus;

               (ii) This Agreement has been duly authorized, executed and delivered by the Company;

               (iii) The Indenture is qualified under the TIA;

               (iv) The Registration Statement is effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the

          Registration Statement has been issued under the Securities Act nor proceedings therefor initiated or threatened by the Commission;

               (v) At the time the Registration Statement became effective, the Registration Statement (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom and Form T-1, in each case as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

               (vi) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; assuming that such corporate action remains in full force and effect at the time of such conversion, such shares, when issued upon such conversion in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus; no holder of such shares of Common Stock will be subject to personal liability by reason of being such a holder;

               (vii) The issuance of the shares of Common Stock upon conversion of the Securities would not be subject to any preemptive rights under the articles of incorporation or by-laws of the Company as in effect on the Closing Date;

               (viii) The Company is not an "investment company" within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities; and

               (ix) The statements in the Prospectus under the captions "Description of Debentures" and "Description of Common Stock", insofar as they purport to summarize certain provisions of the Securities, the Indenture and the Common Stock, are accurate summaries of such provisions.

          In addition, subject to such counsel's customary qualifications about the scope of its obligations in connection with its participation in the preparation of documents, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of Ernst & Young LLP, independent auditors for the Company, the Representative and counsel for the Underwriters at which the contents of the Registration Statement or the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (other than to the extent addressed in the last clause of paragraph
     (b)(i) and paragraph b(ix), and did not participate in the preparation of the documents incorporated by reference in the Registration Statement or the Prospectus, no facts have come to the attention of such counsel which would lead such counsel to believe (A) that the Registration Statement (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, and Form T-1, in each case as to which no opinion need be given), at the time the Registration Statement became effective, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements therein not misleading or (B) that the Prospectus as amended or supplemented as of the date hereof or as of the Closing Date (other than the historical, proforma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, in each case as to which no opinion need be given) includes or will include any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, McGuireWoods LLP may rely (A) as to matters governed by New York law upon the opinion of counsel for the Underwriters, referred to below and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Except as otherwise set forth herein, all references in this
     Section 6(b) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (c) The Representative shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, counsel for the Underwriters may rely as to the incorporation of the Company on the opinion of the Senior Vice President - Law, General Counsel or Assistant General Counsel of the Company and as to all other matters governed by Virginia law upon the opinion of McGuireWoods LLP, referred to above.

          (d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board, the President, any Vice President or the Assistant Vice President - Corporate Treasury and another person who is the principal financial or accounting officer of the Company, or, in their absence, other proper officers of the Company satisfactory to the Representative, dated the Closing Date, to the effect that the signers of such certificate have examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that, to the best of their knowledge after reasonable investigation:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing

          Date with the same effect as if made on and as of such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) or as described in such certificate.

          (e) The Representative shall have received a letter, dated on or prior to the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the Securities Act Regulations and stating to the effect that:


          (i) In their opinion the financial statements of the Company examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations;

          (ii) They have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited interim financial statements of the Company, if any, included or incorporated by reference in the Registration Statement;

          (iii) On the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) The unaudited financial statements of the Company
               included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and Securities Act Regulations or any material modifications should be made to such unaudited financial statements of the Company for them to be in conformity with generally accepted accounting principles;

                    (B) At the date of the latest available balance sheet of the
               Company read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in shareholders' equity or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                    (C) For the period from the closing date of the latest
               income statement of the Company included or incorporated by reference in the Prospectus to the closing date of the latest available income statement of the Company read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or consolidated net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (f) With respect to the letter of Ernst & Young LLP referred to in paragraph (e) of this Section 6 and delivered to the Representative on or prior to the date hereof (the "Initial Letter"), the Representative shall
                                    --------------
     have received on the Closing Date a letter (the "Bring Down Letter") from
                                                      -----------------
     Ernst & Young LLP, dated the Closing Date, which meets the requirements of paragraph (e) of Section 6, except that the "specified date" referred to in such paragraph will be a date no more than three business days prior to the Closing Date for the purpose of this paragraph.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (f) of this Section 6 or (ii) any change in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereof or thereto after the date hereof).

          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i) In the event that the Underwriters exercise their option provided in Section 2(b) to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained in Sections 1(e), (f), (g), (h), (i), (j) and (k) of this Agreement and the statements in the certificates furnished by the Company and any subsidiary of the Company hereunder at the Date of Delivery, shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Underwriters shall have received:

          (i) A certificate of the Company, dated the Date of Delivery, of the Chairman of the Board, the President, any Vice President or the Assistant Vice President - Corporate Treasury and another person who is the principal financial or accounting officer of the Company, or, in their absence, other proper officers of the Company satisfactory to the Representative, to the effect that the signers of such certificate have examined this Agreement and that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Sections 1(e), (f), (g), (h), (i), (j) and (k) of this Agreement are true and correct in all material respects on and as of the Date of Delivery with the same effect as if made on and as of such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Date of Delivery;

          (ii) Bring down opinions of McGuireWoods LLP, counsel for the Company and the Senior Vice President - Law, a General Counsel or an Assistant General Counsel of the Company, each dated the Date of Delivery, confirming that the statements made in the respective opinions provided in accordance with Section 6(b)(i), (ii), (iii),
          (vi), (vii) and (viii) and 6(a)(i), (ii), (iii) and (iv), respectively, of this Agreement remain true and correct as of the Date of Delivery; and

          (iii) The opinion of Shearman & Sterling, counsel for the Underwriters, dated the Date of Delivery, confirming that the statements made in the opinion rendered in accordance with Section 6(c) of this Agreement remain true and correct as of the Date of Delivery, provided, however, that it is understood that no such
                    --------  -------
          confirmation shall be made with respect to any statement in such opinion that relates to the contents of the Prospectus or the Registration Statement.

          Prior to the Closing Date and the Date of Delivery, as the case may be, the Company shall furnish to the Representative such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder with respect to the Securities may be canceled at, or at any time prior to, the Closing Date by the Representative, or, in case of any condition to the purchase of Option Securities, all obligations of the Underwriters hereunder with respect to the purchase of the Option Securities may be canceled at, or at any time prior to, the Date of Delivery. Notice of any such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the offices of Shearman & Sterling, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York, 10022 on the Closing Date or the Date of Delivery, as applicable.

          7.  Reimbursement of Expenses.  If the sale of the Securities provided
              -------------------------
for herein is not consummated because of cancellation by the Representative pursuant to Section 6 hereof, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Underwriters in payment for the Securities on the Closing Date, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              --------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the
                                                   --------- -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in paragraph (b) of this Section 8; and
provided further, however, that the foregoing agreement, insofar as it relates
----------------  -------
to any preliminary Prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Securities by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to the Representative), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and the Company satisfied its obligations pursuant to Section 5(a) hereof, if the untrue statement or alleged untrue statement or omission or alleged omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to claims and actions based upon written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Underwriter acknowledge that the statements set forth in the fifth paragraph (covering the selling concession and the discount to broker/dealers), the second and third sentence of the seventh paragraph (covering market-making), the twelfth paragraph (covering stabilizing transactions, over-allotment transactions and syndicate covering transactions) and the thirteenth paragraph (regarding the availability of electronic copies of the Prospectus) of text under the heading "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), however, the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

          (d) If the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters
               ------
may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions received by the Underwriters from the Company in connection with the purchase of the Securities hereunder, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Notwithstanding the provisions of this paragraph (d), in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder, in each case as set forth on the cover page of the Prospectus.

          9.   Default by an Underwriter.  If any one or more Underwriters shall
               -------------------------
fail to purchase and pay for any of the Initial Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount at maturity of Initial Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount at maturity of Initial Securities set forth opposite the names of all the remaining Underwriters) the Initial Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate principal amount at maturity
          --------  -------
of Initial Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount at maturity of Initial Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Initial Securities, and if such non-defaulting Underwriters do not purchase all the Initial Securities within 36 hours of such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company except as otherwise provided in
Section 11.  In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or to any non-defaulting Underwriter for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Initial Securities, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the Representative, materially impairs the investment quality of the Securities, (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) trading in any of the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such exchange, (iv) a banking moratorium shall have been declared either by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereof or thereto after the date hereof).

          11.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Fees, Expenses.  The Company covenants and agrees with the
               --------------
Representative that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation and printing of the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or other production of all documents relating to the offering, purchase, sale and delivery of the Securities as provided in Section 4; (iii) any fees charged by securities rating services for rating the Securities; (iv) the cost of preparing the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vi) any fees charged by DTC; (vii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with Blue Sky and Legal Investment Survey; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 12. It is understood, however, that except as provided in Sections 7 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel and any marketing expenses connected with any offers they may make.

          13.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed and confirmed to them, care of Credit Suisse First Boston Corporation, Eleven Madison Avenue,

New York, New York 10010, attention: Transaction Advisory Group, telefax number
(212) 325-4296; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at One James Center, 901 East Cary Street, Richmond, Virginia 23219, attention: David H. Baggs, Assistant Vice President - Corporate Treasury, telefax number (804) 783-1346.

          14.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          15.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          16.  Business Day.  For purposes of this Agreement, "business day"
               ------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

          17.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          18.  Headings.  The section headings are for convenience only and
               --------
shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Underwriters.

                                        Very truly yours,

                                        CSX CORPORATION

                                        By /s/ David A. Boor
                                          --------------------------------------
                                          Name:  David A. Boor
                                          Title:  Vice President and Treasurer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

/s/ Jon Africk
--------------------

Credit Suisse First Boston Corporation

For themselves and the other Underwriters named in

Schedule II to the foregoing Agreement

                                  SCHEDULE I


                                CSX CORPORATION
           $490,000,000 Zero Coupon Convertible Debentures due 2021


     1. The initial offering price per $1,000 principal amount at maturity of the Securities shall be $819.14 which represents a yield to maturity of 1.00% per annum (computed on a semiannual bond equivalent basis).

     2. The Securities shall be convertible into shares of Common Stock at an initial rate of 17.7461 shares of Common Stock per $1,000 principal amount at maturity of Securities.

     3. The purchase price to be paid by the Underwriters for the Securities shall be $802.76, being an amount equal to the initial offering price per $1,000 principal amount at maturity of Securities set forth above, less $16.38 per $1,000 principal amount at maturity of Securities.

     4.   Prior to October 30, 2008, the Securities will not be redeemable.

     5. The redemption prices to be supplied on page S-22 of the Prospectus (and correspondingly in the Indenture) shall be:

                      (1)              (2)              (3)
                  Issue Price   Accretion in Value   Redemption
                                 from the Date of       Price
Redemption Date                      Issuance        (1) + (2)
---------------- ------------- -------------------- ------------

October 30
2008                $819.14           $ 59.24       $  878.38
2009                 819.14             68.05          887.19
2010                 819.14             76.94          896.08
2011                 819.14             85.92          905.06
2012                 819.14             95.00          914.14
2013                 819.14            104.16          923.30
2014                 819.14            113.42          932.56
2015                 819.14            122.77          941.91
2016                 819.14            132.21          951.35
2017                 819.14            141.75          960.89
2018                 819.14            151.38          970.52
2019                 819.14            161.11          980.25
2020                 819.14            170.94          990.08
2021                 819.14            180.86         1000.00

     6. The purchase dates and purchase prices to be supplied on page S-23 of the Prospectus and correspondingly in the Indenture shall be:


     Purchase Date                                Purchase Price
     -------------                                --------------

     October 30, 2003                                    $835.65
     October 30, 2006                                    $861.03
     October 30, 2008                                    $878.38
     October 30, 2011                                    $905.06
     October 30, 2016                                    $951.35

     7. The prices referred to in paragraph 5 and 6 above are subject to adjustment upon the occurrence of a Tax Event and the subsequent conversion of the Securities to semiannual coupon debentures, and in the event of a reset in the yield to maturity, each in the manner specified in the Prospectus.

                                  SCHEDULE II

                                                          Principal Amount at
                                                          Maturity of Securities
          Underwriters                                    to be Purchased
          ----------------------------------------------------------------------
          Credit Suisse First Boston Corporation              $275,625,000

          J.P. Morgan Securities Inc.                         $ 61,250,000

          Salomon Smith Barney Inc.                           $ 61,250,000

          Goldman, Sachs & Co.                                $  7,350,000

          Morgan Stanley & Co. Incorporated                   $  7,350,000

          BNY Capital Markets, Inc.                           $ 11,025,000

          Mizuho International plc                            $ 14,700,000

          PNC Capital Markets, Inc.                           $ 11,025,000

          Scotia Capital (USA) Inc.                           $ 14,700,000

          Tokyo-Mitsubishi International plc                  $ 14,700,000

          First Union Securities, Inc.                        $ 11,025,000

              Total                                           $490,000,000
                                                              ============